Exhibit 21.1

Subsidiaries

Digital Opendoor Insurance Services LLC	DE
OD Arizona D LLC	DE
OD Equity Owner D LLC	DE
OD Homes Brokerage Inc	DE
OD Intermediate Holdco C LLC	DE
OD Intermediate SUBI Holdco I LLC	DE
OD Intermediate SUBI Holdco II LLC	DE
OD Intermediate SUBI Holdco IV LLC	DE
OD Intermediate SUBI Holdco V LLC	DE
OD Intermediate SUBI Holdco VII LLC	DE
OD Intermediate SUBI Holdco X LLC	DE
OD Intermediate SUBI Holdco XI LLC	DE
OD International Holding Ltd (Cayman Islands)	Cayman Islands
OD Jetclosing LLC	DE
OD Mezzanine Borrower R2 LLC	DE
OD Nevada D LLC	DE
OD Services International Ltd (Cayman Islands)	Cayman Islands
OD Services LLC	DE
OD SUBI Holdco I LLC	DE
OD SUBI Holdco II LLC	DE
OD SUBI Holdco III LLC	DE
OD SUBI Holdco IV LLC	DE
OD SUBI Holdco V LLC	DE
OD SUBI Holdco VI LLC	DE
OD SUBI Holdco VII LLC	DE
OD SUBI Holdco VIII LLC	DE
OD SUBI Holdco IX LLC	DE
OD SUBI Holdco X LLC	DE
OD SUBI Holdco XI LLC	DE
OD Texas D LLC	DE
OD Trust Holdco LLC	DE
Open Listings Holding Company LLC	DE
Opendoor Brokerage Inc.	DE
Opendoor Brokerage LLC	DE
Opendoor Home Loans LLC	DE
Opendoor Homes Phoenix 2 LLC	DE
Opendoor Labs Inc.	DE
Opendoor Operations Canada Inc. (Canada)	DE
Opendoor Property Acquisition LLC	DE
Opendoor Property C LLC	DE
Opendoor Property D LLC	DE
Opendoor Property Holdco C LLC	DE
Opendoor Property Holdco J LLC	DE
Opendoor Property Holdco N LLC	DE
Opendoor Property J LLC	DE

Opendoor Property N LLC	DE
Opendoor Property Trust I	DE
Opendoor Title Services Holding LLC	DE
Opendoor Ventures LLC	DE
Open Exchange Brokerage LLC	DE
Open Exchange Labs Inc.	DE
OS National Alabama LLC	AL
OS National LLC	GA
OSN Escrow Inc.	CA
OSN Texas LLC	TX
OSN Title Company	CA
Pro Marketplace LLC	DE
Pro.com Home Services Colorado Inc.	DE
Pro Com Home Services LLC	DE
Pro.com Home Services Arizona LLC	DE
Pro.com Home Services California Inc.	DE
Redefined Tax Solutions LLC	TX
Services Labs Inc.	DE
Services Labs Software Private Limited (India)	India
taxProper Inc	DE
Tremont Realty LLC	TX